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                                  Exhibit 10(y)



                                Robert R. Langer
                              Terms of Engagement

Cash Compensation:   Base: $4,000 per week
                     Bonus:  Pro-rated participation in the Office of the
                             President Pool

Options: 50,000 - Option to purchase common shares at price on date this agreement is approved by the Board in accordance with Interleaf's option plans. Vesting 25,000, share options to vest 90 days after commencement of employment with remaining 25,000 share options to vest upon termination or six months, whichever is sooner.

Title: Vice President, Finance and Administration and Chief Financial Officer and Treasurer

Review: Continuation of service and terms thereof to be reviewed by new CEO upon his/her employment.

State Date:          January 1, 1997

Benefits:            Standard Benefits Package

Change in Ownership: Standard Executive Benefit





/s/Robert R. Langer                      /s/ Rory Cowan
-------------------                      --------------
Robert R. Langer                         Rory Cowan
                                         Acting CEO


12/30/96                                 12/30/96
--------                                 --------
Date                                     Date